UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 12, 2008

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iMergent, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-32277	87-0591719
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

754 East Technology Avenue, Orem, Utah 84097

(Address of Principal Executive Office) (Zip Code)

(801) 227-0004

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events

On June 12, 2008, the Circuit Court of the Third Judicial Circuit, Madison County, Illinois entered a Final Judgment and Consent Decree (“Judgment”) agreed to between iMergent, Inc. (the "Company") and the State of Illinois ("the State").   The Judgment is entered in Case No. 2006-CH-1345 entitled, “The People of the State of Illinois vs. Stores Online, Inc. and Galaxy Mall.  The Judgment stemmed from an action filed in 2006 by the Attorney General of Illinois claiming violation of certain consumer protection statutes.

The Company agreed to pay a total settlement of $405,000.  The Company had accrued the settlement amount in a previous period. The settlement amount includes refunds to certain Illinois customers who may file claims.  To the extent that filed claims exceed the refund amount, refunds will be paid on a pro-rata basis. The State will be entitled to retain as fees any monies not claimed. There are no further costs or fees required to be paid by the Company.

In addition, the Company also agreed to certain actions intended to clarify the business practices of the Company.  The settlement does not limit the Company’s ability to conduct business in the State.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release entitled “iMergent Reaches Settlement with the State of Illinois”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

By:	/s/ Robert M. Lewis
Robert M. Lewis, Chief Financial Officer

Date:  June 13, 2008